EXHIBIT 1.01

AGILENT TECHNOLOGIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2022

This Conflict Minerals Report (the “Report”) of Agilent Technologies, Inc. (“Agilent,” the “Company,” “we,” “us,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2022, to December 31, 2022 (“Reporting Year”). The report covers all Agilent majority-owned subsidiaries and variable interest entities that are subject to the Rule.

The Rule imposes certain due diligence and reporting obligations on U.S. Securities and Exchange Commission (“SEC”) registrants whose manufactured products (including products contracted to be made for each registrant) contain “conflict minerals” necessary to the functionality or production of those products. The Rule defines “conflict minerals” to include cassiterite, columbite-tantalite, gold, wolframite and their derivatives limited to tin, tantalum, tungsten, and gold (collectively referred to as “3TGs”) regardless of their country of origin or whether they are used to finance or benefit armed groups.

Company Overview

Agilent is a leader in life sciences, diagnostics and applied chemical markets. Our company provides laboratories worldwide with instruments, services, consumables, applications, and expertise.

Our products that could contain conflict minerals are: liquid chromatography systems; liquid chromatography mass spectrometry systems; gas chromatography systems; gas chromatography mass spectrometry systems; inductively coupled plasma mass spectrometry instruments; atomic absorption instruments; microwave plasma-atomic emission spectrometry instruments; inductively coupled plasma optical emission spectrometry instruments; bioanalytical Instruments, microarray equipment, raman spectrometers and autostainer, laboratory automation and robotic systems; vacuum pumps and measurement technologies.

Summary of Agilent’s Commitment to Responsible Sourcing

Agilent’s mission is to advance the quality of life and improve the human condition. To support our mission, we are committed to sourcing components and materials from organizations that share our values around human rights, ethics, and environmental responsibility. Agilent’s Conflict Minerals Policy supports the goal of ending violence, human rights violations and environmental devastation in the Covered Countries. To ensure that these messages are easily accessible, Agilent maintains its 2021 ESG Report on its website. Supplier requirements are defined in the Agilent Supplier Code of Conduct.

Applicability

Agilent conducted reasonable due diligence regarding the source and chain of custody of the conflict minerals in our products. Based on these efforts, we have reason to believe that some of the conflict minerals present in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or adjoining countries (collectively the “Covered Countries”). We are unable to determine with assurance the origin of the conflict minerals in our products at this time and therefore cannot exclude the possibility that some conflict minerals may have originated in the DRC or Covered Countries. For this reason, we are required under the Rule to submit this Conflict Minerals Report (CMR) as an exhibit to Agilent’s Form SD.

Reasonable Country Of Origin Inquiry (RCOI)

Agilent requires that all suppliers abide by the directives in Agilent’s Supplier Code of Conduct. We expect that these obligations will cascade through our supply chain and that our direct suppliers will extend the same obligations on their suppliers to survey their suppliers.

Agilent typically does not purchase Conflict Minerals directly from mines, smelters or refiners. Agilent’s supply chain is extensive and complex with many layers of suppliers positioned between us and 3TG raw material smelters or refiners (also known as “SORs.”).

For reporting purposes, we require our relevant direct suppliers to complete the Conflict Minerals Reporting Template (CMRT) designed by the RMI. Suppliers are instructed to upload their CMRT to a specific website but if they are unable to do so, they are then requested to submit their completed CMRT to Agilent via email.

We then compare each supplier’s CMRT Smelter List with the database made available to all by the Responsible Minerals Initiative (‘RMI’), The RMI database categorizes smelters as either Conformant with the RMI’s Responsible Minerals Assurance Process (‘RMAP’) or actively working towards achieving conformance. Smelters that are in neither of these two categories are referred to as Not Conformant.

Design of Due Diligence

Our Due Diligence measures have been designed to conform in all material respects, with the 5-step framework described in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 (“OECD Guidance”) and the related supplements for 3TG.

The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals and is currently the only internationally recognized framework for raw material due diligence.

The OECD Guidance (including its Supplements) applies to each of the 3TGs and to Agilent as a “downstream company.”

For the reporting year of 2022, we evaluated 252 Suppliers representing 85 percent of our direct material purchases and identified 85 of those whose products could possibly contain 3TG. We had a 94 percent response rate from our in-scope suppliers and accepted 40 CMRTs.

All RMI smelter information used in this report was downloaded from the RMI website on January 3, 2023.

Due Diligence Framework

In accordance with the Rule, Agilent carried out a Reasonable Country of Origin Inquiry (RCOI) and Due Diligence process to determine the origin of 3TG metals used in its in-scope products.

Agilent has taken the following measures to exercise due diligence on the source and chain of custody of Conflict Minerals in its products for this reporting period.

OECD Step 1: Establish Strong Company Management Systems

Agilent has implemented programs that are in conformance with Step 1 of the OECD Framework.

Responsible Sourcing Policies

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Established and communicated its Responsible Minerals Sourcing Policy that applies to all direct materials suppliers.
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Established and communicated Agilent’s Supplier Code of Conduct which includes the requirement to maintain compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to all suppliers.

Structured Internal Management to Support Supply Chain Due Diligence

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Established a cross-functional, working-level team to oversee Agilent’s Responsible Minerals Sourcing Program. The working team includes members of Agilent’s Legal and Global Supply Chain organizations.
•
The Vice President, Global Chief Compliance Officer, was accountable for the policy in 2022.Executive management is briefed on an annual basis about the results of Agilent’s due diligence efforts before reviewing potential opportunities to improve it and mitigate risk.

Established a System of Controls and Transparency Over the Mineral Supply Chain

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Agilent has established a process to identify in-scope suppliers.
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Agilent uses Standards of Business Conduct, which outlines expected behaviors for all Agilent employees and contractors and Agilent’s Supplier Code of Conduct.
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Agilent requires direct materials suppliers to report on their source and use of conflict minerals using the RMI Conflict Minerals Reporting Template (CMRT).

Strengthened Engagement with Suppliers

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Communications with our suppliers reflects Agilent’s values.
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Agilent’s Responsible Minerals Program Manager has an open-door policy for all suppliers and offered support to suppliers who lacked the knowledge necessary to provide Agilent with a correctly researched and generated CMRT.
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Agilent’s Supplier Relationship Owners (SROs) responsible for purchasing products from our suppliers worked directly with their accounts. If their account’s products contained 3TGs, the SROs were directed to obtain a correctly prepared CMRT. If an account’s products sourced by Agilent did not contain 3TGs, the SRO was required to instruct their supplier account manager to verify this status using the Agilent Supplier Conflict Minerals Reporting Portal. The supplier account manager would go to portal and answer “I am declaring that the products Agilent sources from my company do not contain 3TG.”
•
Agilent conducted a remediation outreach to suppliers whose most recent CMRT identified US-sanctioned, Russian-located or high-risk, non-conformant smelters. The objective of this outreach was to demonstrate Agilent’s commitment to removing objectionable smelters from our supply chains and our willingness to work with our current suppliers to achieve this objective. We initiated this remediation outreach program in July 2022 and for several suppliers it continues to be an on-going process.

Provided a Company-level Grievance Mechanism

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Agilent is committed to providing an anonymous grievance reporting mechanism for our employees, suppliers and other stakeholders who may be impacted by our operations.
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We have put in place multiple mechanisms whereby employees and suppliers can report violations of Agilent’s policies, including a global reporting hotline.

OECD Step 2: Identify and Assess Risks in the Supply Chain

We use the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, The RMI List of Conformant Smelters and the RMI List of Active Smelters as reference authorities for identifying risk in our supply chain. These online tools are critical inputs to help us identify risk in our supply chain.

Agilent relies on the RMI to determine if smelters and refiners reported by our suppliers are Conformant with Responsible Minerals Assurance Program (RMAP) Conflict-Free management sourcing standards. These audit standards have been developed by the RMI to assess if smelters or refiners have management systems in place to support responsible sourcing practices.

Agilent took the following steps to identify and assess supplier conflict mineral sourcing risk during this reporting year:

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When Agilent learned in the first quarter of 2022 that the RMI was in the process of removing all Russian-based smelters from both the Conformant and Active categories, we communicated this information to the SROs in order that they could take action.
•
From mid-November 2022 through March 2023 Agilent’s Supplier Relationship Owners sent emails to these in-scope suppliers explaining the importance to Agilent of correctly surveying our supplier base and requesting that they provide us with their accurately prepared CMRT.
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Our supplier survey followed OECD Guidance as tailored for Agilent’s role as a downstream company. The CMRT form includes questions regarding the supplier’s raw material due diligence policies and procedures, its practices for engaging with its upstream suppliers, SORs from which its 3TGs were sourced, and the origins of 3TGs contained in its acquired products.
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Agilent reviewed all supplier CMRT submissions to validate their accuracy and to identify red flags or errors. If issues were identified, a follow-up due diligence email was sent to the supplier requesting assistance on understanding the problem.

Agilent compared the smelters listed by our Suppliers in their CMRT Smelter List with the RMI’s List of All Operational 3TG Smelters as of January 3, 2022.

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CMRTs with smelters found to not be included in the RMI All Operational 3TG Smelter list were returned to the supplier for corrections.
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Suppliers whose CMRT Smelter List contained smelters that could not possibly have been the source of metals in products sourced by Agilent were rejected.
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Agilent accepted 40 supplier CMRTs that were used as the basis for generating Agilent’s updated CMRT Version 6.22. The majority of the responses received provided data at a company or division level. In some cases, based on CMRT responses, we were unable to determine the specific smelters or refiners used for components, material or assemblies supplied to us. Therefore, we are unable to determine whether the conflict minerals reportedly in use by the suppliers were contained in components, parts or assemblies supplied to us.
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Areas that were at risk were the following:
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Suppliers that did not respond to our request for their CMRT.
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Suppliers that did not submit a CMRT but instead provided a declaration letter stating that their products were conflict free.
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CMRTs that were out of date as indicated by an effective date older than 15 months.
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Suppliers who provided inconsistent answers.
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Suppliers who declared that there were 3TGs in their products but did not provide a smelter list or provided an incomplete list.

A due diligence letter was sent to these suppliers requesting them to remediate the problems and re-submit an updated CMRT.

Annex 1 to this report lists known smelters who are RMI RMAP conformant and who were included in the CMRTs submitted by our suppliers.

Annex 2 lists smelters reported by our suppliers who are actively working towards achieving conformance with the RMAP standard,

Annex 3 lists smelters who refuse to participate in the RMI RMAP program. These smelters are Not Conformant with the RMI RMAP standard and are not taking any actions to become RMAP conformant.

Step 3 Design and Implement a Strategy to Respond to Identified Risks

Our strategy to respond to identified risks includes a range of measures that form part of our due diligence process. Measures taken by Agilent to design and implement a strategy to respond to identified risks as part the company’s due diligence process include:

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Reviewing supplier responses to the CMRT and following-up with suppliers to request clarification or more complete responses, where necessary.
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Mapping suppliers against the smelters that they reported in their CMRT to identify what suppliers must remove non-conformant smelters from our supply chain. If in-scope suppliers identifies Smelters within our supply chain that are RMAP Non-conformant, we asked them to encourage these Smelters to participate in the RMAP process.

Step 4: Carry Out Independent Third-Party Audit of Smelter Due Diligence Practices

We rely on the RMI to determine if smelters and refiners reported by our suppliers are Conformant with the RMI RMAP responsible conflict-free management sourcing standards.

Step 5: Report Annually on Supply Chain Due Diligence

Agilent complies with this step through this report filing and its related Form SD to the SEC and making it publicly available on the SEC website.

DETERMINATION

As we do not directly purchase raw minerals, ores or 3TG metals, we rely on our direct suppliers to gather information about Smelters in our supply chain.

We received CMRT responses for the year ended December 31, 2022, from 40 in-scope suppliers. All RMI reference data and supplier information were based on data received as of January 3, 2023. Based on supplier responses for the year ended December 31, 2022, we have identified 284 Smelters that are on the RMI list of known Smelters.

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224 (78%) are RMAP Conformant
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13 (5%) are RMI Active
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47 (17%) are Non-Conformant

Continuous Improvement Efforts to Mitigate Risk

To enhance the due diligence process and further mitigate any risk that conflict minerals used in the company’s products may benefit armed groups, Agilent is taking the following steps:

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Engaging with suppliers (for example, through written communication, meetings, and presentations) with the objective of continuously improving the completeness and quality of the information provided;
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Agilent is encouraging suppliers to provide us with CMRTs at the product level providing to more accurately identify which smelters are in our supply chains; and
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Agilent is communicating to its suppliers that they must survey their suppliers with the same level of Due Diligence as Agilent employs in surveying our suppliers.
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Continue to enhance our supplier list to ensure that we are surveying the correct suppliers;
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Improve CMRT response completeness from in-scope direct suppliers through Agilent’s review and feedback to those suppliers using the most current information; and
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Remain aware of developments in Conflict Minerals Due Diligence and apply that knowledge to Agilent’s risk assessment and mitigation actions.

Annex 1

LIST OF SUPPLIER-REPORTED SMELTERS

This table lists the Smelters identified through supplier CMRT responses for the year ended December 31, 2022, that were classified by the RMI as RMAP Conformant on January 3, 2023.

Metal	Smelter ID	Smelter ID	Country
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000035	Agosi AG	GERMANY
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000401	Dowa	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID002765	Italpreziosi	ITALY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002762	L'Orfebre S.A.	ANDORRA
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA

Annex 1 - 1

Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001352	MKS PAMP SA	SWITZERLAND
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID002761	SAAMP	FRANCE
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	CID001076	AMG Brasil	BRAZIL
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Annex 1 - 2

Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET de Mexico	MEXICO
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
Tantalum	CID002545	TANIOBIS GmbH	GERMANY
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID002773	Aurubis Beerse	BELGIUM
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CID003524	CRM Synergies	SPAIN
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID003387	Luna Smelter, Ltd.	RWANDA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA

Annex 1 - 3

Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002543	Masan High-Tech Materials	VIET NAM
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Annex 1 - 4

Annex 2

LIST OF SUPPLIER-REPORTED SMELTERS

This table lists the Smelters identified through supplier CMRT responses for the year ended December 31, 2022, that were classified by the RMI as Actively working to become RMAP Conformant on January 3, 2023.

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001486	PT Timah Nusantara	INDONESIA
Tin	CID002756	Super Ligas	BRAZIL
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Annex 2 - 1

Annex 3

LIST OF SUPPLIER-REPORTED SMELTERS

This table lists the Smelters identified through supplier CMRT responses for the year ended December 31, 2022, that were validated as Operational by the RMI but not classified as Conformant or Actively working to become RMAP Conformant as of January 3, 2023. These smelters are referred to as “Not Conformant.”

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	CID000180	Caridad	MEXICO
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION

Annex 3 - 1